UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2010

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 13, 2010, Amphenol Corporation (the “Company”) completed a refinancing of its senior credit facility.  In connection with the refinancing, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, certain subsidiaries of the Company, a syndicate of financial institutions and Bank of America, N.A. acting as the administrative agent.  The new senior credit facility consists of a $1 billion unsecured four year revolving credit facility, of which approximately $247 million was drawn at closing.  The net proceeds from the refinancing were used to repay all amounts outstanding under the Company’s previous unsecured credit facility and for working capital purposes.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information under Item 1.01 of this Current Report which is incorporated by reference herein.

Item 8.01. Other Events

On August 18, 2010, the Company issued a press release announcing the completion of a refinancing of its senior credit facility.  A copy of the Company’s press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1      Credit Agreement dated August 13, 2010, among the Company, certain subsidiaries of the Company, a syndicate of financial institutions and Bank of America, N.A. acting as the administrative agent.

Exhibit 99.1      Press Release dated August 18, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By	/s/ Diana Reardon
Diana G. Reardon
Senior Vice President and Chief Financial Officer

Date: August 18, 2010